Exhibit 10.2
NOTICE OF RESTRICTED STOCK UNIT AWARD

BUZZFEED, INC.
2021 EQUITY INCENTIVE PLAN

You (“Participant”) have been granted an award of Restricted Stock Units (“RSUs”) under the BuzzFeed, Inc. (the “Company”) 2021 Equity Incentive Plan (the “Plan”), subject to the terms and conditions of the Plan, this Notice of Restricted Stock Unit Award (the “Notice”), the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Agreement”), and the special provisions for Participant’s country of residence if you reside or provides service outside of the United States, attached to the Agreement as Appendix A (the “Non-U.S. Appendix”), each of which is incorporated herein by reference.
Unless otherwise defined in this Notice or the Agreement, any capitalized terms used herein will have the same meaning ascribed to them in the Plan.
Name:
Address:
Grant Number:
Number of RSUs:
Date of Grant:
Vesting Commencement Date:
Expiration Date:    The earlier to occur of: (a) the date on which settlement of all RSUs granted hereunder occurs, and (b) the tenth anniversary of the Date of Grant. These RSUs expire earlier if Participant’s Service terminates earlier, as described in the Agreement.
Vesting Schedule:     Subject to the limitations set forth in this Notice, the Plan, and the Agreement, the RSUs will vest in accordance with the following schedule: [insert applicable vesting schedule, which may include performance metrics]
Settlement:     [RSUs that vest will be settled no later than March 15 of the calendar year following the calendar year in which the vesting occurs.]
        [RSUs will be settled immediately following the vesting date.]
        [RSUs will be settled within thirty (30) days following the vesting date.]
        Settlement means delivery of the Shares underlying the vested portion of the RSU. Such settlement will occur whether or not Participant remains in continuous Service at the time of settlement, but there will be no settlement of unvested RSUs. No fractional RSUs or rights for fractional
Form of Employee RSU Award Agreement (approved October 28, 2024)

Shares will be created pursuant to this Notice or the Agreement.
By accepting this Notice (whether in writing or electronically) and/or acceptance of the RSUs and/or acceptance of the Shares issued in settlement of vested RSUs, Participant acknowledges and agrees to the following, except as otherwise prohibited by, or required by, applicable law:

1)Participant understands that Participant’s Service is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), and that nothing in this Notice, the Agreement, or the Plan changes the nature of that relationship. Participant acknowledges that the vesting of the RSUs pursuant to this Notice is subject to Participant’s continuing Service. To the extent permitted by applicable law, Participant agrees and acknowledges that the Vesting Schedule may change prospectively in the event that Participant’s Service status changes between full- and part-time and/or in the event Participant is on a leave of absence, in accordance with Company policies relating to work schedules and vesting of Awards or as determined by the Committee.
2)This grant is made under and governed by the Plan, the Agreement, and this Notice, and this Notice is subject to the terms and conditions of the Agreement and the Plan, both of which are incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Notice or the Agreement, the terms and conditions of the Plan will prevail. In the event of a conflict between the terms and conditions of this Notice or the Agreement and the Non-U.S. Appendix, the terms of the Non-U.S. Appendix will prevail. Participant has read, and agrees to be bound by, this Notice, the Agreement (including, if applicable, the Non-U.S. Appendix), and the Plan.
3)Participant has read the Company’s Insider Trading Policy, and agrees to comply with such policy, as it may be amended from time to time, whenever Participant acquires or disposes of the Company’s securities.
4)Participant consents to electronic delivery and participation as set forth in the Agreement.
Participant must accept this award within sixty (60) days from the Date of Grant. Failure to accept within this timeframe may result in cancellation of the award and, as such, the forfeiture of all unvested RSUs to the Company immediately and without payment of any consideration to Participant. If Participant accepts any RSUs which vest prior to any such cancellation, Participant is agreeing that the RSUs are granted under, and governed by the terms and conditions of, the Plan, this Notice, and the Agreement.

PARTICIPANT    BUZZFEED, INC.
Signature:     ___________________________    By: ___________________________
Print Name:     ___________________________    Its: ___________________________

Form of Employee RSU Award Agreement (approved October 28, 2024)

EXHIBIT A TO NOTICE OF RESTRICTED STOCK UNIT AWARD

RESTRICTED STOCK UNIT AWARD AGREEMENT

BUZZFEED, INC.
2021 EQUITY INCENTIVE PLAN

1.Settlement. RSUs that vest will be settled no later than March 15 of the calendar year following the calendar year in which the vesting occurs. Settlement means delivery of the Shares underlying the vested portion of the RSU. Such settlement will occur whether or not Participant remains in continuous Service at the time of settlement, but there will be no settlement of unvested RSUs. No fractional RSUs or rights for fractional Shares will be created pursuant to the Notice or this Agreement.
2.No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, Participant will have no ownership of the Shares allocated to the RSUs and will have no rights to dividends or to vote such Shares.
3.Dividend Equivalents. Dividend equivalents, if any (whether in cash or Shares), will not be credited to Participant, except as permitted by the Committee.
4.Non-Transferability of RSUs. The RSUs and any interest therein may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or court order or unless otherwise permitted by the Committee on a case-by-case basis and any such sale, pledge, assignment, hypothecation, transfer or disposition that is not so permitted by the Committee shall be void and unenforceable against the Company. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant. Participant agrees not to sell any Shares acquired pursuant to this Agreement at a time when applicable laws, regulations or Company or underwriter trading policies prohibit sale. This restriction will apply so long as Participant remains in Service.
5.Termination; Leave of Absence; Change in Status. Except as otherwise set forth in an agreement with the Company, if Participant’s Service terminates for any reason, all unvested RSUs will be forfeited to the Company immediately, and all rights of Participant to such RSUs automatically terminate without payment of any consideration to Participant. For purposes of the RSUs, Participant’s Service will be considered terminated as of the date Participant is no longer providing Services to the Company or any of its Subsidiaries or Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any) (the “Termination Date”). The Committee will have the exclusive discretion to determine when Participant is no longer actively providing Services for purposes of Participant’s RSUs (including whether Participant may still be considered to be providing Services while on an approved leave of absence). Unless otherwise provided in this Agreement or as determined by the Company, Participant’s right to vest in the RSUs under the Plan, if any, will terminate as of the Termination Date and will not be extended by any notice period (e.g., Participant’s period of Service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any). For Participants who reside or provide services outside the United States, special provisions regarding termination, if any, are set forth in the Non-U.S. Appendix. To the extent permitted by applicable law, Participant acknowledges and agrees that the Vesting Schedule may change prospectively in the event Participant’s Service status changes
Form of Employee RSU Award Agreement (approved October 28, 2024)

between full- and part-time status and/or in the event Participant is on an approved leave of absence in accordance with the Company’s policies relating to work schedules and vesting of awards or as determined by the Committee. Participant acknowledges that the vesting of the RSUs and issuance of related Shares pursuant to the Notice and this Agreement is subject to Participant’s continued Service.
6.Taxes.
(a)Responsibility for Taxes. To the extent permitted by applicable law, Participant acknowledges that, regardless of any action taken by the Company or, if different, a Subsidiary or Affiliate employing or retaining Participant (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items, including any liabilities under Section 409A of the Internal Revenue Code, related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer, if any. Participant acknowledges that such Tax-Related Items may be due prior to settlement of the Shares and further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs; the subsequent sale of Shares acquired pursuant to such settlement; and the receipt of any dividends, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. PARTICIPANT SHOULD CONSULT A TAX ADVISER APPROPRIATELY QUALIFIED IN THE COUNTRY OR COUNTRIES IN WHICH PARTICIPANT RESIDES OR IS SUBJECT TO TAXATION.
(b)Withholding. Prior to any relevant taxable or tax withholding event, to the extent permitted by applicable law and as applicable, Participant agrees to make arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any withholding obligations for Tax-Related Items by one or a combination of the following:
(1)withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer;
(2)withholding from proceeds of the sale of Shares acquired in settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization and without further consent);
(3)withholding Shares to be issued in settlement of the RSUs, provided the Company only withholds the number of Shares necessary to satisfy no more than the maximum applicable withholding amounts;
(4)Participant’s payment of a cash amount (including by check representing readily available funds or a wire transfer); or
(5)any other arrangement approved by the Committee and permitted under applicable law;
all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided however, if Participant is
Form of Employee RSU Award Agreement (approved October 28, 2024)

a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding prior to the taxable or withholding event).
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to the maximum permissible rate for Participant’s tax jurisdiction(s) in which case Participant will have no entitlement to the equivalent amount in Shares and will receive a refund of any over-withheld amount in cash in accordance with applicable law. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of satisfying the withholding obligation for Tax-Related Items.
Finally, Participant agrees to pay to the Company and/or the Employer any amount of Tax-Related Items that the Company and/or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company has no obligation to issue or deliver Shares or proceeds from the sale of Shares to Participant until Participant has satisfied the obligations in connection with the Tax-Related Items as described in this Section 6.
7.Nature of Grant. By accepting the Notice (whether in writing or electronically) and/or acceptance of the RSUs and/or acceptance of the Shares issued in settlement of vested RSUs, Participant acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the grant of the RSUs is exceptional, voluntary, and occasional, and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;
(c)all decisions with respect to future RSUs or other grants, if any, will be at the sole discretion of the Company;
(d)Participant is voluntarily participating in the Plan;
(e)the RSUs and Participant’s participation in the Plan will not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company or the Employer and will not interfere with the ability of the Company or the Employer, as applicable, to terminate Participant’s employment or service relationship;
(f)the RSUs and the Shares subject to the RSUs, and the income and value of same, are not intended to replace any pension rights or compensation;
(g)the RSUs and the Shares subject to the RSUs, and the income and value of same, are not part of normal or expected compensation for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement, or welfare benefits or similar payments;
(h)unless otherwise agreed with the Company, the RSUs, and the Shares subject to the RSUs, and the income and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Parent, Subsidiary, or Affiliate;
Form of Employee RSU Award Agreement (approved October 28, 2024)

(i)the future value of the underlying Shares is unknown, indeterminable, and cannot be predicted with certainty;
(j)unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any Corporate Transaction affecting the Shares;
(i)neither the Company or the Employer, nor any of their Subsidiaries or Affiliates, will be liable for any foreign exchange rate fluctuation between Participant’s local currency and the U.S. Dollar that may affect the value of the RSUs or of any amounts due to Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement; and
(k)in the event the Company determines Participant is an executive officer within the meaning of the Buzzfeed, Inc. Stock Ownership Guidelines Policy, Participant is subject to, and will comply with, the terms and conditions of such policy and the limitations contained therein on the ability of Participant to transfer any Shares.
8.No Advice Regarding Grant. The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant acknowledges, understands and agrees that he or she should consult with his or her own personal tax, legal, and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
9.Language. If Participant has received this Agreement or any other document related to the RSUs and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
10.Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSUs and on any Shares acquired upon settlement of the RSUs, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
11.Acknowledgement. The Company and Participant agree that the RSUs are granted under and governed by the Notice, this Agreement (including, if applicable, the Non-U.S. Appendix), and the Plan (each of which incorporated herein by reference). Participant: (a) acknowledges receipt of a copy of the Plan and the Plan prospectus, (b) represents that Participant has carefully read and is familiar with their provisions, and (c) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.
12.Entire Agreement; Enforcement of Rights. This Agreement, the Plan, and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments, or negotiations concerning the purchase of the Shares hereunder are superseded. No materially adverse modification of or materially adverse amendment to this Agreement will be effective unless in writing and signed by the parties to this Agreement (which writing and signing may be electronic), unless such modification or amendment is necessary to comply with applicable law, regulation, or securities exchange. The failure by either party to enforce any rights under this Agreement will not be construed as a waiver of any rights of such party.
Form of Employee RSU Award Agreement (approved October 28, 2024)

13.Compliance with Laws and Regulations. The issuance of Shares and the sale of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state, federal, local and foreign laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Shares may be listed or quoted at the time of such issuance or transfer. Participant understands that the Company is under no obligation to register or qualify the Class A Common Stock with any state, federal, or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Participant agrees that the Company will have unilateral authority to amend the Plan and this Agreement (including, if applicable, the Non-U.S. Appendix) without Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares. Finally, the Shares issued pursuant to this Agreement will be endorsed with appropriate legends, if any, determined by the Company.
14.Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision will be excluded from this Agreement, (b) the balance of this Agreement will be interpreted as if such provision were so excluded and (c) the balance of this Agreement will be enforceable in accordance with its terms.
15.Governing Law and Venue. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed, construed, and interpreted in accordance with the laws of the State of Delaware, without giving effect to such state’s conflict of laws rules. Any and all disputes relating to, concerning or arising from this Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the Plan or this Agreement, will be brought and heard exclusively in the state and federal courts in New York, New York. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning, or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning, or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.
16.No Rights as Employee, Director or Consultant. Nothing in this Agreement, the Notice or the Plan shall create a right to employment or other Service or be interpreted as forming or amending an employment, service contract or relationship with the Company and this Agreement shall not affect in any manner whatsoever any right or power of the Company, or a Subsidiary or Affiliate (including the Employer), to terminate Participant’s Service, for any reason, with or without Cause. Participant waives all and any rights to compensation or damages in consequence of the termination of Participant’s Service for any reason whatsoever (whether such termination is lawful or unlawful) insofar as those rights arise, or may arise, from Participant ceasing to have rights or be entitled to Shares pursuant to this Agreement as a result of such termination or from the loss or diminution in value of such rights or entitlements. If necessary, Participant’s terms of employment will be varied accordingly.
17.Deemed Acceptance of Terms. By Participant’s acceptance of the Notice (whether in writing or electronically) and/or acceptance of the RSUs and/or acceptance of the Shares issued in settlement of vested RSUs, Participant and the Company agree that the RSUs are granted under, and governed by the terms and conditions of, the Plan, the Notice, and this Agreement (including, if applicable, the Non-U.S. Appendix). Participant has reviewed the Plan, the Notice, and this Agreement
Form of Employee RSU Award Agreement (approved October 28, 2024)

(including, if applicable, the Non-U.S. Appendix) in their entirety, has had an opportunity to obtain the advice of counsel regarding the Plan, the Notice, and this Agreement prior to executing the Notice, and fully understands all provisions of the Plan, the Notice, and this Agreement. Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice, and this Agreement (including, if applicable, the Non-U.S. Appendix). Participant further agrees to notify the Company upon any change in Participant’s residence address.
18.Consent to Electronic Delivery of All Plan Documents and Disclosures. By accepting the Notice (whether in writing or electronically) and/or acceptance of the RSUs and/or acceptance of the Shares issued in settlement of vested RSUs, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company and consents to the electronic delivery of the Notice, this Agreement, the Plan, account statements, Plan prospectuses required by the U.S. Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements), or other communications or information related to the RSUs and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or such other delivery determined at the Company’s discretion. Participant acknowledges that Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service, or electronic mail to Stock Administration. Participant further acknowledges that Participant will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, Participant understands that Participant must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, Participant understands that Participant’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Participant has provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service, or electronic mail to Stock Administration. Finally, Participant understands that Participant is not required to consent to electronic delivery if local laws prohibit such consent.
19.Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that, depending on Participant’s country of residence, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect Participant’s ability to, directly or indirectly, acquire or sell the Shares or rights to Shares under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country of residence). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions and understands that Participant should consult his or her personal legal advisor on such matters. In addition, Participant acknowledges that he or she has read the Company’s Insider Trading Policy, and agrees to comply with such policy, as it may be amended from time to time, whenever Participant acquires or disposes of the Company’s securities.
20.Code Section 409A. The RSUs are intended to qualify for the short-term deferral exception under Section 409A of the Internal Revenue Code and the regulations thereunder (“Section 409A”). For purposes of this Agreement, a termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A. Notwithstanding
Form of Employee RSU Award Agreement (approved October 28, 2024)

anything else provided herein, to the extent any payments provided under this Agreement in connection with Participant’s termination of employment constitute deferred compensation subject to Section 409A, and Participant is deemed at the time of such termination of employment to be a “specified employee” under Section 409A, then such payment will not be made or commence until the earlier of (a) the expiration of the six (6) month period measured from Participant’s separation from service to the Employer or the Company, or (b) the date of Participant’s death following such a separation from service; provided, however, that such deferral will only be effected to the extent required to avoid adverse tax treatment to Participant including, without limitation, the additional tax for which Participant would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral. To the extent any payment under this Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment will be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Payments pursuant to this section are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. If any provision in the Plan or this Agreement would result in the imposition of an additional tax under Section 409A, the Plan or the applicable provision(s) in this Agreement shall be reformed, to the extent permissible under Section 409A, to avoid the imposition of additional tax, and no such action shall be deemed to adversely affect Participant’s rights to the RSUs hereunder. In no event may Participant, directly or indirectly, designate the calendar year of any payment to be made under the Plan or this Agreement that constitutes a “deferral of compensation” within the meaning of Section 409A. Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on, or in respect of, Participant in connection with the Plan and the RSUs (including taxes and penalties under Section 409A).
21.Lock-Up Agreement. If requested by the Company in connection with a consummation of the Business Combination (or the consummation of another transaction), or by any underwriters in connection with an initial public offering of the Company’s securities under the Securities Act, or managing any underwritten offering of the Company’s securities, Participant hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however and whenever acquired (other than those included in the registration), except pursuant to a transfer for no consideration in accordance with Section 4 above, without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration or consummation as may be requested by the Company or such managing underwriters and to timely execute an agreement reflecting the foregoing as may be requested by the Company or underwriters.
22.Award Subject to Company Clawback or Recoupment. To the extent permitted by applicable law, the RSUs will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other Service that is applicable to Participant. In addition to any other remedies available under such policy and applicable law, the Company may require the cancellation of Participant’s RSUs (whether vested or unvested) and the recoupment of any gains realized with respect to Participant’s RSUs and the Shares issued thereunder.
BY ACCEPTING THE NOTICE, THIS AWARD OF RSUS AND/OR THE SHARES ISSUED IN SETTLEMENT OF VESTED RSUS, PARTICIPANT AGREES TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.
Form of Employee RSU Award Agreement (approved October 28, 2024)

APPENDIX A

SPECIAL PROVISIONS FOR RESTRICTED STOCK UNITS
GRANTED TO PARTICIPANTS OUTSIDE THE U.S.

This Non-U.S. Appendix includes additional terms applicable to Participants who reside or provide services to the Company in the countries identified below. These terms and conditions are in addition to those set forth in the Agreement to which this Appendix A is attached and the Plan and to the extent there are any inconsistencies between these terms and conditions and those set forth in the Agreement, these terms and conditions shall prevail. Any capitalized term used in this Appendix A without definition shall have the meaning ascribed to such term in the Plan or the Agreement, as applicable.

This Non-U.S. Appendix also includes information relating to exchange control and other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the respective countries as of October 2024. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant does not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the RSUs settle or Shares acquired under the Plan are sold.

In addition, the information is general in nature and may not apply to the particular situation of Participant, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation. Finally, if Participant is a citizen or resident of a country other than the one in which he or she is currently working, the information contained herein may not be applicable to Participant.
Form of Employee RSU Award Agreement (approved October 28, 2024)

AUSTRALIA
1.Securities Laws.
This Agreement, the Award of the RSUs under this Agreement and any issue or transfer of Shares on settlement of the RSUs under this Agreement is made under Division 1A of Part 7.12 of the Corporations Act 2001 (Cth).
Any advice given by the Company, or any of its associated bodies corporate, in connection with the Award made pursuant to the Notice and this Agreement does not take into account Participant’s objectives, financial situation or needs. Participant should consider obtaining their own financial product advice from a person who is licensed by the Australian Securities and Investments Commission to give such advice.
The Company undertakes, on request, at no charge and within a reasonable time, to provide Participant with a full copy of the rules of the Plan.
The Shares underlying the Award are listed on the Nasdaq Capital Market. The market price of the Shares can be ascertained by visiting the website of the Nasdaq Capital Market and the Australian dollar equivalent of that price by applying the prevailing U.S. Dollar / Australian dollar exchange rate published by the Reserve Bank of Australia, which is accessible at the following link: www.rba.gov.au/statistics/frequency/exchange-rates.html.
2.    Risk Warning.
The Company's business performance and that of its Shares, including the Shares underlying the Award, are subject to various risks. Some of those risks are specific to its business activities, others could impact the whole internet media, news and entertainment industry, or are of a more general nature. Individually or collectively, those risks may adversely affect the future operating and financial performance of the Company, its investment returns and the value of its Shares, which may rise and fall over time.
Specific risks regarding the RSUs are:
2.the requirements in the Vesting Schedule may not be met, in which case the RSUs will lapse;
3.there is no guarantee that you will receive dividends or a return of capital in respect of the underlying Shares; and
4.there is no guarantee that the value of the underlying Shares will increase over time, nor that any particular value will be maintained.
As the price of the underlying Shares listed on the Nasdaq Capital Market are quoted in U.S. Dollars, the value of those Shares to Participant may also be affected by movements in the U.S. Dollar / Australian dollar exchange rate.
5.Data Protection.
By accepting the Award, Participant consents to the Company, any of its related bodies corporate or any third party, collecting the personal information (including sensitive information) necessary to administer the Award and disclosing any personal information necessary to administer the Award to the
Form of Employee RSU Award Agreement (approved October 28, 2024)

Company, any of its related bodies corporate or any third party engaged to assist in implementing the Award, who may be situated in or outside Australia including in jurisdictions that may not afford Participant’s information the same level of protection as under Australian laws.
The Company will not be required to take steps to ensure that any of its related bodies corporate or any third party engaged to assist in implementing the Award do not breach the ‘Australian Privacy Principles.’
Neither the Company nor any of its related bodies corporate will be required to take steps to ensure that any of its related bodies corporate or any third party engaged to whom Participant's personal information is disclosed do not breach data privacy principles.
6.Tax.
This is a deferred tax scheme for the purpose of Subdivision 83A-C of the Income Tax Assessment Act 1997.
For Australian Participants, the Committee will only permit the transfer of RSUs in very limited circumstances relating to financial hardship, court orders, or death or disability of Participant. The non-transferability of vested, but unsettled, RSUs will be strictly enforced by the Committee.
Form of Employee RSU Award Agreement (approved October 28, 2024)

CANADA
The following terms and conditions apply to any Participants that are (a) resident in or primarily reporting to work in a province or territory of Canada; or (b) subject to Canadian taxation under the Income Tax Act (Canada) (the “Tax Act”) and/or the taxing legislation of any province or territory of Canada.
1.Settlement. Section 1 of the Agreement (the “Settlement” provision) is deleted in its entirety and replaced with the following:

RSUs that vest will be settled no later than March 15 of the calendar year following the calendar year in which the vesting occurs. Settlement means delivery of the Shares underlying the vested portion of the RSU. Such settlement will occur whether or not Participant remains in Active Service (as defined below) at the time of settlement, but there will be no settlement of unvested RSUs. No fractional RSUs or rights for fractional Shares will be created pursuant to the Notice or this Agreement. For greater certainty and notwithstanding anything to the contrary in the Plan, the Company shall not have the right unilaterally to cause a Participant to surrender all or a portion of the Participant’s RSUs for cash in lieu of Shares (including as a result of the Company being subject to a Corporate Transaction, as part of an Exchange Program, or with respect to cash amounts required to satisfy Tax-Related Items (as defined below)). However, from time to time, the Committee may provide Participants with the right to elect (which right may be time-limited and/or tied to the occurrence of contingent events, at the Committee’s sole discretion) to surrender such RSUs for a cash compensation payment. Any RSUs that a Participant has not elected to be surrendered for cash compensation shall only be settled in Shares or, if so determined by the Committee and communicated to the Participant in advance, forfeited.
2.    Non-Transferability of RSUs. Section 4 of the Agreement (the “Non-Transferability of RSUs” provision) is deleted in its entirety and replaced with the following:
Notwithstanding anything to the contrary in the Plan, the RSUs and any interest therein may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or court order and any such sale, pledge, assignment, hypothecation, transfer or disposition that is not so permitted shall be void and unenforceable against the Company. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant. Participant agrees not to sell any Shares acquired pursuant to this Agreement at a time when applicable laws, regulations or Company or underwriter trading policies prohibit sale. This restriction will apply so long as Participant remains in Service.
3.    Termination; Leave of Absence; Change in Status. Section 5 of the Agreement (the “Termination; Leave of Absence; Change in Status” provision) is deleted in its entirety and replaced with the following:
Except as otherwise set forth in an agreement with the Company, if Participant’s Active Service terminates for any reason, all unvested RSUs will be forfeited to the Company on the Termination Date (as defined below), and all rights of Participant to such RSUs automatically terminate on the Termination Date without payment of any consideration to Participant. For purposes of the RSUs, “Termination Date” means Participant’s last day of Active Service with the Company or any of its Subsidiaries or Affiliates (regardless of
Form of Employee RSU Award Agreement (approved October 28, 2024)

the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any). As used herein, “Active Service” means:
(i)    in the case of a Participant who is an employee of the Company, or one of its Subsidiaries or Affiliates, the period during which Participant actually and actively performs work for the Company, or one of its Subsidiaries or Affiliates. For certainty, “Active Service” in the case of an employee shall be deemed to include, as applicable, (i) any period of vacation, disability, or other leave permitted by legislation, and (ii) any period constituting the minimum notice of termination period that is required to be provided to Participant pursuant to applicable employment standards legislation (if any). For certainty, “Active Service” shall be deemed to exclude any other period that follows or ought to have followed, as applicable, the later of (i) the end of the minimum notice of termination period that is required to be provided to Participant pursuant to applicable employment standards legislation (if any), or (ii) Participant’s last day of performing work for the Company, or one of its Subsidiaries or Affiliates (including any period of vacation, disability, or other leave permitted by legislation), whether that period arises from a contractual or common law right; and

(ii)    in the case of a Participant who is not an employee of the Company, or one of its Subsidiaries or Affiliates, any period in which an Participant provides services to the Company, or one of its Subsidiaries or Affiliates, but shall exclude any period that follows, or ought to have followed, Participant’s last day of providing services to the Company, and its Subsidiaries or Affiliates, including at common law.

Unless otherwise provided in this Agreement or as determined by the Company, Participant’s right to vest in the RSUs under the Plan, if any, will terminate as of the Termination Date. Participant waives, and shall have no entitlement to, damages or other compensation whatsoever arising from, in lieu of, or related to any forfeited entitlements hereunder, including but not limited to damages in lieu of reasonable notice of termination at common law.
Participant acknowledges and agrees that the Vesting Schedule may change prospectively in the event Participant’s Service status changes between full- and part-time status and/or in the event Participant is on an approved leave of absence in accordance with the Company’s policies relating to work schedules and vesting of awards or as determined by the Committee. Participant acknowledges that the vesting of the RSUs and issuance of related Shares pursuant to the Notice and this Agreement is subject to Participant’s continued Active Service.
4.    Withholding. Section 6(b) of the Agreement (the “Withholding” provision) is deleted in its entirety and replaced with the following:
Prior to any relevant taxable or tax withholding event, to the extent permitted by applicable law and as applicable, Participant agrees to make arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any withholding obligations for Tax-Related Items by one or a combination of the following:
Form of Employee RSU Award Agreement (approved October 28, 2024)

(1)withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer;
(2)withholding from proceeds of the sale of Shares acquired in settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization and without further consent);
(3)withholding Shares to be issued in settlement of the RSUs, provided the Company only withholds the number of Shares necessary to satisfy no more than the maximum applicable withholding amounts;
(4)Participant’s payment of a cash amount (including by check representing readily available funds or a wire transfer); or
(5)any other arrangement approved by the Committee and permitted under applicable law;
all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided however, if Participant is a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding prior to the taxable or withholding event). Furthermore, Participant may withdraw such agreement to withhold Shares at any time, provided that Participant makes advance arrangements satisfactory to the Company and the Employer to satisfy the withholding of Tax-Related Items as and when they become due.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to the maximum permissible rate for Participant’s tax jurisdiction(s) in which case Participant will have no entitlement to the equivalent amount in Shares and will receive a refund of any over-withheld amount in cash in accordance with applicable law. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of satisfying the withholding obligation for Tax-Related Items.
Finally, Participant agrees to pay to the Company and/or the Employer any amount of Tax-Related Items that the Company and/or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company has no obligation to issue or deliver Shares or proceeds from the sale of Shares to Participant until Participant has satisfied the obligations in connection with the Tax-Related Items as described in this Section 6.
5.    Dividend Equivalent. Notwithstanding anything to the contrary in the Plan or this Agreement, a Participant shall only be credited with Dividend Equivalent Rights in the form of additional RSUs. Such Dividend Equivalent Rights shall be in the amount a Participant would have received if the RSUs had been settled for Shares on the record date of such dividend. Dividend Equivalent Rights credited to a Participant’s account shall be subject to the same terms and conditions, including vesting and settlement, as the RSUs to which they relate.
Form of Employee RSU Award Agreement (approved October 28, 2024)

6.    Tax Reporting. Participant acknowledges that the Tax Act and the regulations thereunder require a Canadian resident individual (among others) to file an information return disclosing prescribed information where, at any time in a tax year, the total cost amount of such individual’s “specified foreign property” (which includes, among others, Shares and RSUs) exceeds CAD $100,000. Participant acknowledges having had the opportunity to consult his/her own tax advisor regarding this reporting requirement and agree that such requirement is solely his/her responsibility.
7.    Participant Acknowledgment. For absolute certainty, by accepting and executing this Agreement, Participant specifically represents, warrants and acknowledges that they have read and understood the terms and conditions set out in Section 3 of this Non-U.S. Appendix which: (i) state that Participant shall have no entitlement to damages or other compensation whatsoever arising from, in lieu of, or related to not receiving any entitlements hereunder which would have vested or been granted after such Participant’s Termination Date, including but not limited to damages in lieu of notice of termination at common law; and (ii) have the effect that no period of contractual or common law reasonable notice of termination that exceeds Participant’s minimum statutory notice of termination period under applicable employment standards legislation (if any), shall be used for the purposes of calculating Participant’s entitlement under this Agreement. By accepting and executing this Agreement, Participant further waives any eligibility to receive damages or payment in lieu of any forfeited RSUs that would have vested or accrued during any contractual or common law reasonable notice of termination period that exceeds Participant’s minimum statutory notice of termination period under the applicable employment standards legislation (if any). By accepting the RSUs, Participant represents and warrants that such securities have been granted to Participant for no consideration and that participation and acceptance of such securities is voluntary and that Participant has not been induced to participate by expectation of engagement, appointment, employment or continued engagement, appointment or employment, as applicable.
Form of Employee RSU Award Agreement (approved October 28, 2024)

INDIA
The following terms and conditions apply to any Participants that are resident in India. It is clarified that the Company reserves the right to apply any or all of the following provisions to individuals who are not Indian citizens/nationals, but considered as persons resident in India, to the extent it determines necessary or advisable under applicable Indian laws.
1.Exercise Restriction. The following supplements the Plan and this Agreement.
Participant must comply with applicable laws and regulations of India, including but not limited to the Foreign Exchange Management Act, 1999 of India and the rules, regulations and amendments thereto, including the Foreign Exchange Management (Overseas Investment) Rules, 2022 and the Foreign Exchange Management (Overseas Investment) Regulations, 2022 (“FEMA”).
Participant may be subject to additional reporting and compliance requirements if the acquisition of Shares pursuant to the settlement of the RSUs exceeds the applicable thresholds from time to time prescribed under FEMA (such threshold currently being 10% of the Company’s paid-up equity capital and / or acquisition of control). It is Participant’s responsibility to comply with these requirements if Participant breaches the prescribed thresholds.
2.Exchange Control Information. In relation to Shares that may be issued to Participant by the Company, Participant agrees and acknowledges that he/she may be required to submit to the Reserve Bank of India such other reports or documents as may be prescribed by the Reserve Bank of India from time to time. On the sale of Shares purchased under the Plan or the receipt of any dividends on the Shares, Participant acknowledges its obligation and agrees to: (i) repatriate any proceeds within one hundred and eighty (180) days of the date of sale or the date of the dividends falling due (as maybe applicable), unless such proceeds are reinvested in compliance with FEMA; and (ii) obtain a foreign inward remittance certificate (“FIRC”) from the bank in which the foreign currency is deposited and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the the Employer requests proof of repatriation.
Participant will inform the Employer immediately upon any divestment of the RSUs or Shares held by Participant as required to be disclosed by the Employer under FEMA. It is the responsibility of Participant to comply with all of these requirements. Neither the Company nor the Employer will be liable for any fines or penalties resulting from failure of Participant to comply with any applicable laws.
3.Tax. By accepting the terms of the Notice and this Agreement, Participant acknowledges and agrees to comply with all applicable Indian laws and report any income and pay any and all applicable taxes, as required by Indian laws, associated with the Shares, the sale of Shares acquired under the Plan, and the receipt of any dividends paid on such Shares.
Participant will cooperate with the Company and the Employer, to ensure that the Company and the Employer are at all times compliant with all applicable laws. Without prejudice to the aforesaid, Participant will forthwith provide all necessary information upon request by the Company or employer in order for them to make necessary filings with the regulatory authorities as required under applicable law. Where necessary and so directed by the Company or the Employer, Participant will make such payments/ deposit such amounts with the Company or the Employer so as to enable them to comply with the Participant’s tax obligations under applicable laws.
4. Data Privacy. Participant explicitly and unambiguously consents to the collection, use, disclosure and transfer, in electronic or other form, of Participant’s personal information (as such term is defined in the Information Technology Act, 2000 read with the Information Technology (Reasonable
Form of Employee RSU Award Agreement (approved October 28, 2024)

Security Practices and Procedures and Sensitive Personal Data or Information) Rules, 2011) by and among, as applicable, the Employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that the Employer, the Company and its Affiliates hold certain personal information about Participant, including, but not limited to, name, home address and telephone number, date of birth, social security number (or other identification number), salary, nationality, job title, any shares of stock or directorships held in the Company and/or any Affiliate, details of all Options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in Participant’s favor for the purpose of implementing, managing and administering the Plan (“Data”). Participant understands and consents that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Participant’s country or elsewhere, and that the recipient country may have different data privacy laws providing less protections of Participant’s personal data than Participant’s country. Participant authorizes the recipients to receive, possess, process, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom Participant may elect to deposit any Shares acquired under the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Company in writing. Participant understands that refusing or withdrawing consent may affect Participant’s ability to participate in the Plan.
5.General. The Plan, the Notice, this Agreement and the corresponding documents have neither been delivered for registration nor are they intended to be registered with any regulatory authorities in India. These documents are not intended for distribution and are meant solely for the consideration of the person to whom they are addressed and should not be reproduced by Participant.
Form of Employee RSU Award Agreement (approved October 28, 2024)

MEXICO
The following terms and conditions apply to any Participants that are resident for tax purposes in Mexico or who are otherwise working in or providing services to the Company in Mexico.
1.Definitions. For purposes of this Appendix A, the definition of “Cause”, shall be expanded to include any act or omission that, at the Company’s or, if different, the Employer’s discretion, constitutes cause for termination of Participant’s relationship with the Company or, if different, the Employer, under applicable law, without the Company or, if different, the Employer, having to notify the termination with cause before any authority or follow any procedure before any authority to demonstrate such cause.
2.Employment Matters.
Participant’s participation in the Plan, this Agreement and the Notice is a voluntary and unilateral decision with total independence from the relationship that he/she has with Company or, if different, the Employer.
Participant expressly recognizes that the Company is the sole responsible and administrator of the Plan, this Agreement and the Notice; and that Participant’s participation in the same does not constitute an employment relationship with the Company, since such relationship is of mercantile nature.
Participant further recognizes that the Company implements the Plan, this Agreement, and the Notice in a discretional basis, being in its nature discretional and unilateral; therefore, Participant agrees and recognizes that the Company reserves to itself, the right to modify, suspend and/or terminate the Plan, this Agreement and the Notice at any time and for any reason. Additionally, that any benefit derived is/are a one-time granting that does not generate any kind of obligation either legal or contractual or any other kind of obligation on the Company, or to future granting of RSUs, since this shall always be a discretionary decision of the Company.
In addition, Participant expressly recognizes that the value of the RSUs will not be considered for purposes of severance, redundancy or retirement payments, bonuses, premiums or any other similar concept.
3.Tax Considerations. The Company and any of its Affiliates shall have the right to withhold, or require Participant to remit to it an amount towards taxes computed at the applicable rate at the time of issue of the Shares to Participant or payment of cash (as the case may be) on the value of benefit given, and/or over any constructive dividends paid to Participant; otherwise, Participant is obliged to directly pay the correspondent tax in Mexico determined under Article 94 of the Mexican Income Tax Law (Ley del Impuesto sobre la Renta). For this purpose, the value of benefit shall be the amount paid in cash to Participant (if any) and/or the aggregate Fair Market Value of the Shares allotted to Participant.
4.Language Acknowledgment.
Participant acknowledges that he/she is proficient in the English language, or that he/she has consulted with an advisor who is sufficiently proficient in English, so as to allow Participant to understand the terms and conditions of the Plan, this Agreement and the Notice. If Participant receives the Plan, this Agreement, the Notice, or any other document related therewith translated into a language other than English and the meaning of the translated version is different than the English version, the English version will control.
Form of Employee RSU Award Agreement (approved October 28, 2024)

Reconocimiento de Idioma.
El Participante reconoce manejar el idioma inglés lo suficiente o en su defecto, que ha consultado con un experto que maneja el idioma inglés lo suficiente para que el Participante tenga un entendimiento completo y preciso de todos y cada uno de los términos y condiciones del Plan, del Convenio, de la Notificación o de cualquier otro documento relacionado con los mismos. Si el Participante recibe una copia del Plan, del Convenio, de la Notificación o de cualquier otro documento relacionado, traducido a cualquier idioma que no sea inglés y, en su caso, el significado de dicha traducción es distinto al de la versión en inglés, el Participante acepta expresamente que la versión en inglés prevalecerá
5.Mexican Securities Law Considerations. The securities offered under the Plan are construed as a private offering pursuant to Article 8 of the Mexican Securities Market Law (Ley del Mercado de Valores). Such securities are not registered in the Mexican National Securities Registry (Ley del Mercado de Valores) maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores).
Form of Employee RSU Award Agreement (approved October 28, 2024)

UNITED KINGDOM
The following terms and conditions apply to any Participants that are resident for tax purposes in the United Kingdom or who are otherwise working in or providing services to the Company in the United Kingdom.
1.Tax. With respect to Section 6(a) of the Agreement, any liability to income tax and national insurance obligations shall arise on the date the RSU vests in accordance with the Vesting Schedule (rather than the point at which the RSU is settled).
2.Transfer. With respect to Section 6 of this Agreement, every RSU granted under the Plan shall be personal to Participant to whom it is granted and, except to the extent necessary to enable a personal representative to realize the RSU following the death of an Participant, neither the RSU nor the benefit of that RSU may be transferred, assigned, charged or otherwise alienated. The RSUs will lapse immediately if Participant to whom it was made purports to transfer, charge or otherwise alienate those RSUs otherwise than as permitted by this clause 2.
3.Data Protection. In addition to the Company’s existing policies with respect to data protection, Participant acknowledges and, where so required, provides their consent that the Company or any Affiliate may, process and transfer personal data relating to them to other Affiliates or to any third parties engaged by them for any and all purposes related to the operation and administration of the Plan in accordance with Company privacy and data protection policies and notices and where the processing is necessary for (i) the operation of the Plan; (ii) the Company or any Affiliate to comply with its legal obligations; or (iii) the purposes of the legitimate interests pursued by the Company or any Affiliate. The data protection policies and notices do not form part of the Plan and may be updated from time to time. Participant also acknowledges and, where so required, provides their consent that the Company or any Affiliate may, in accordance with Company privacy and data protection policies and notices and applicable law, transfer or store personal information outside the United Kingdom and the European Economic Area (EEA), and that personal data may also be processed outside the United Kingdom and the EEA by the Company or any Affiliate or for one or more of its or their service providers.
4.Clawback. Participant acknowledges and agrees to the application of clawback and recoupment in accordance with Section 22 of this Agreement. Participant must provide their written consent by signing the Form of Consent below concurrent with the execution of the Notice.
UK FORM OF CONSENT

Participant Name:	______________________________________
Participant Signature:	______________________________________
Date:	______________________________________
Form of Employee RSU Award Agreement (approved October 28, 2024)

Form of Employee RSU Award Agreement (approved October 28, 2024)